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                               EXHIBIT 99(a)

                           FIRSTBANK CORPORATION
                        DIVIDEND REINVESTMENT PLAN
                            AUTHORIZATION FORM


1.   DIVIDEND REINVESTMENT.

          FOR CURRENT SHAREHOLDERS ONLY

          Full Reinvestment

          [ ] I would like to reinvest cash dividends paid on ALL of the shares of Common Stock held of record by me in the Plan or credited to my account under the Plan, for the purchase of additional shares of Common Stock.

          Partial Reinvestment

          [ ] I would like to receive cash dividends paid on _______ whole shares of Common Stock held of record by me in the Plan or credited to my account. I acknowledge that dividends paid on all other shares of Common Stock held of record by me in the Plan or credited to my account under the Plan will be reinvested for the purchase of additional shares of Common Stock.


2.   INITIAL SUPPLEMENTAl INVESTMENT (Optional).

          FOR CURRENT PLAN PARTICIPANTS

          [ ] Enclosed is my check or money order for $______ ($100 minimum, $2,500 maximum) payable to "Bank of Alma, Agent for the Firstbank Corporation Dividend Reinvestment Plan" for the purchase of shares of Firstbank Corporation Common Stock. I authorize Bank of Alma to treat the enclosed payment as an initial Supplemental Investment to be used to purchase shares of Common Stock as provided in the Plan. I understand that I am not required to make Supplemental Investments now or at any other time.

3.   AUTHORIZATION.

          I hereby appoint Bank of Alma as my agent under the terms and conditions of the Firstbank Corporation Dividend Reinvestment Plan, to receive any cash dividends that may become payable to me on all of the shares of Firstbank Corporation Common Stock as to which this authorization is made and to apply such dividends and any initial Supplemental Investments to the purchase of shares as provided in the Plan.


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          I hereby represent and confirm that I am the record holder (and, unless the broker/nominee form below is completed, the sole beneficial owner) of all of the shares of Firstbank Corporation Common Stock as to which this authorization is made and that my principal residence is in the state or country shown below. I hereby undertake to promptly notify Bank of Alma if my state or country of residence changes.

          I acknowledge receipt of the Firstbank Corporation Dividend Reinvestment Plan Prospectus and agree to the terms and conditions of the Plan stated in that Prospectus.

          I understand that I may revoke this authorization at any time by notifying Bank of Alma in writing of my desire to terminate my participation.

                                   Date ___________________________________

                                   Shareholder Name _______________________
                                                       (print or type)

                                   Signature X_____________________________

                                   State or country (if other than the
                                   United States) of residence

                                   ________________________________________

                                   Shareholder Name _______________________
          THIS IS NOT A PROXY      (if jointly held)   (print or type)

RETURN THIS FORM IF YOU WISH TO
JOIN THE PLAN.  An addressed
postage paid envelope is
provided for that purpose.         Signature X_____________________________
                                   (if jointly held)

All owners of joint registration   State or country (if other than the
must sign.  When signing as        United States) of residence
trustee, guardian, executor,
administrator, or corporate
officer, please give your full
title.                             ________________________________________
                                   (if jointly held)
===========================================================================
         (If beneficial owner is other than the holder of record)






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     In addition to the above statements and representations, I hereby represent and confirm that I am the broker or nominee of the beneficial owner of certain shares of Common Stock of Firstbank Corporation and that the beneficial owner principally resides in the state or country (if other than the United States) of _____________________________. I hereby undertake to promptly notify Bank of Alma if the state or country of residence of the beneficial owner changes.


                                   ________________________________________
                                   Broker or Nominee